SCHEDULE 1.1
Lenders and Commitments

Lender	Commitment
KeyBank National Association	$20,000,000.00

SCHEDULE 6.7
Litigation

None.

SCHEDULE 6.10
Tax Audits

None.

SCHEDULE 6.15
Transactions with Affiliates

Management or advisory agreements to which the Borrower is a party from time to time, as such agreements may be amended, restated or otherwise modified from time to time.

SCHEDULE 6.20(f)
Unresolved Real Estate Claims or Disputes

None.

SCHEDULE 6.20(g)
Material Real Estate Agreements

None.